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                               OPERATING AGREEMENT

                                       OF

                              IMAX INDIANAPOLIS LLC

         This Operating Agreement of IMAX INDIANAPOLIS LLC, a limited liability company organized pursuant to the Indiana Business Flexibility Act, is entered into as of the 1st day of February, 2001, by and among the undersigned person executing this Agreement as Member.

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, unless the context clearly indicates otherwise, the capitalized terms shall have the meanings set forth in Article XV.

                                   ARTICLE II
                                    FORMATION

         2.1. Organization. The Members hereby ratify and authorize G. Mary Ruby, as agent for the Company, for the formation of the Company as an Indiana limited liability company pursuant to the provisions of the Act to be effective upon the filing of the Articles with the Indiana Secretary of State.

         2.2. Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Articles as filed with the Indiana Secretary of State. A Majority-In-Interest of the Members may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Directors shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Directors shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

         2.3. Principal Office. The principal office of the Company shall be located at:

                           2525 Speakman Drive
                           Mississauga, Ontario L5K 1B1

         2.4.     Business. The business of the Company shall be:

         (a) To pursue any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the benefit of the Company or the protection of its assets.

         (b) To exercise all powers which may be legally exercised under the Act.

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         (c)      To engage in any activities reasonably necessary or convenient to the foregoing.

                                   ARTICLE III
                             ACCOUNTING AND RECORDS

         3.1. Records to be Maintained. The Company shall maintain the following records at its principal office:

         (a) A list of the full name and last known mailing address of each Member and Assignee from the date of organization;

         (b)      Copies of the Articles and all amendments thereto;

         (c) Copies of the Company's federal, state, and local income tax returns and financial statements, if any, for the three (3) most recent years, or if the returns and statements were not prepared, copies of the information and statements provided to Members to enable them to prepare their federal, state, and local tax returns for the same period.

         (d) Copies of this Agreement and all amendments thereto and copies of any written operating agreements no longer in effect; and

         (e) Any other agreements or documents required by the Act or this Agreement.

         3.2. Accounts. The Company shall maintain appropriate books and records, kept in accordance with the income tax basis of accounting and a record of the Capital Account for each Member and Assignee in accordance with Article XV hereof. Upon prior written notice to the Directors or other custodian of the Company's records, and during normal business hours, each Member shall have the right to inspect and copy any books and records of the Company.

         3.3. Reports to Members. The tax returns of the Company shall be prepared and a copy of the returns shall be provided to each Member within ninety (90) days following the end of each Fiscal Year.

                                   ARTICLE IV
                                   MANAGEMENT

         4.1. Management Rights. Except as otherwise provided herein, the business and affairs of the Company shall be managed by the Directors and Officers described below.

         4.2. Directors. At the first annual meeting of the Members, and at each annual meeting thereafter, Directors shall be elected by the holders of the Units, for a term of one year; and they shall hold office until their respective successors are chosen and qualified. Until the first annual meeting, and thereafter, unless changed by appropriate amendment of this Section, the business of the Company shall be managed by one (1) director. Any vacancy occurring relating to a Director caused by increase in the number of Directors, at any time provided for herein, shall be filled by vote of the Members at their next annual meeting, or at any special meeting called for such purpose.

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         4.3.     Vacancies. Any vacancy occurring related to a Director caused by resignation, death or other incapacity shall be filled by a majority vote of the remaining Directors, until the next annual meeting of the Members. If the vote of the remaining members of the Board shall result in a tie, such vacancy may be filled by vote of the Members at a special meeting called for the purpose.

         4.4. Meetings. Meetings of the Directors may be called at any time by the President or any Vice President, or any of the Directors. Notice of such a meeting shall be sent by the Secretary to each Director at his residence or usual place of business by letter, telegram, cable or radiogram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a Director personally at any time during such second preceding day. In lieu of such notice, a Director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting, or after the time of the meeting.

         Any meeting of the Directors for which notice is required shall be a legal meeting, without notice thereof having been given, if all the Directors, who have not waived notice thereof in writing, shall be present in person.

         4.5. Place of Meetings. The Directors may hold their meetings, have one or more offices, and keep the books of the Company (except as may be provided by law), within and without the State of Indiana, at any office or offices of the Company, or at any other place, as they may from time to time by resolution determine.

         4.6. Quorum. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Directors, unless the act of a greater number is required by the Act, by the Articles of Organization or by this Operating Agreement. A Director who is present at a meeting of the Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) his dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the act of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) he shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. The right of dissent provided for by either Clause (a) or Clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

         4.7. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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         4.8.     Removal. Any Director may be removed, either for or without cause, at any special meeting of Members called for that purpose by the affirmative vote of a majority in number of Units of the Members of record present in person or by proxy and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the Members present and entitled to vote for the election of Directors.

         If less than all of the Directors are to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of all of the directors.

         Whenever the holders of the Units are entitled to elect one or more directors, the provisions of this section shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding Units of that class and not the vote of the outstanding Units as a whole.

         4.9. Powers of Director. The Directors shall exercise all the powers of the Company, subject to the restrictions imposed by law, by the Articles of Organization or by this Operating Agreement.

         4.10. Officers. The Officers of the Company shall be chosen by the Directors and shall consist of at least a Vice President and a Secretary. The Directors may also choose one or more Vice Presidents and a Treasurer. Any number of offices may be held by the same person. The Directors may appoint such other Offices and agents as it shall have deemed necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Directors. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Directors. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by the affirmative vote of the majority of the Directors. Any vacancy occurring in any office of the Company shall be filled by the Directors.

         4.11. President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Members, if any, and the Directors; shall be responsible for the general and active management of the business of the Company; and shall see that all orders and resolutions of the Directors are carried into effect.

         4.12. Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Directors may from time to time prescribe.

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         4.13.    Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Directors and all meetings of the Members, if any, and record all the proceedings of the meetings of the Company and of the Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members, if any, and special meetings of the Directors, and shall perform such other duties as may be prescribed by the Directors or the President, under whose supervision the Secretary shall serve.

         4.14. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Directors not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

         4.15. Duties of Directors and Officer. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Indiana Business Corporation Law.

         4.16. Execution of Deeds, Contracts, Notes, Mortgages, Guaranties, etc. Execution of Deeds, Contracts, Notes, Mortgages, Guaranties, etc. Unless otherwise directed by the Directors or unless otherwise required by law, all deeds, mortgages, notes, and guaranties made by the Company, and all other written contracts and agreements to which the Company shall be a party, shall be executed in the name of the Company by any two (2) of the Officers and/or Directors. Only if required by applicable law shall the Secretary attest the signature of the party executing the instrument on behalf of the Company and only when required by applicable law shall affix the corporate seal thereto.

                                    ARTICLE V
                                     MEMBERS

         5.1. Liability of Members. No Member shall be personally liable for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

         5.2. Representations and Warranties. Each Member hereby represents and warrants to each other Member that (a) the Member is acquiring the Units for the Member's own account as an investment and without an intent to distribute the Units, and (b) the Member acknowledges that the Units have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

         5.3. Conflict of Interest. No transaction with the Company shall be void or voidable solely because a Member has a direct or indirect interest in the transaction if the disinterested Members, holding in the aggregate more than fifty-one percent (51%) of the Units held by such

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disinterested Members, knowing the material facts of the transaction and the
Member's interest, authorize, approve, or ratify the transaction.

         5.4. Meetings of Members. The Members shall meet annually at such times as shall be determined by resolution of the Members, commencing with the year 2001, for the purpose of transacting such business as may come before the meeting; provided, however, the failure to hold an annual meeting shall not be grounds for dissolution of the Company. Special meetings of the Members for any purpose or purposes, may be called by the Directors or any Member or Members holding at least ten percent (10%) of the outstanding Units. The Members may designate any place, either within or outside the State of Indiana, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company. Members may participate in any annual or special meeting through the use of any means of communications by which all of the Members may simultaneously hear each other during the meeting. A Member participating in a meeting by this means is deemed to be present in person at the meeting.

         5.5. Notice and Record Date of Meetings. Except as otherwise provided herein, written notice stating the place, day and hour of a meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid. Members may waive prior notice by attending the meeting or by executing a written waiver of notice before or after the meeting. The date on which notice of the meeting is mailed shall be the record date for such determination of Members entitled to notice of or to vote at any meeting of Members.

         5.6. Quorum. A Majority-In-Interest of the Members represented in person or by proxy, shall constitute a quorum at any meeting of Members. If a quorum is present, the affirmative vote of a Majority-In-Interest of the Members shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles, or by this Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote upon any such matter and their Units shall be counted in the determination of whether the requisite matter was approved by the Members.

         5.7. Proxies. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Directors, or if none present, with the Member acting as Chairman of the meeting, before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         5.8. Action by Members Without a Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members approving such action and delivered to the Directors or other custodian of the Company's records for filing with the Company records. Unless an action requires unanimous approval, the written consent will be effective upon approval by Members holding the number of Units necessary to approve the action. Any action taken under this Section 5.8 is effective when the Members holding the number of necessary Units have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         5.9. Withdrawal of Member. A Member shall not have the right to withdraw or otherwise dissociate as a Member of the Company and require a distribution of cash or property from the Company without the unanimous consent of the remaining Members.

                                   ARTICLE VI
                          CONTRIBUTIONS AND COMMITMENTS

         6.1. Initial Capital Contributions. Concurrently with the execution of this Agreement, the Members have made an Initial Capital Contribution in cash in the amount set forth opposite its name on Exhibit A.

         6.2.     Additional Capital Contributions and Repayment.

                  (a) In the event that the Directors determine that the Company requires additional capital, the Directors shall give notice of such determination and the amount of the additional capital required to each of the Members. The Members shall not be required to make Additional Capital Contributions.

                  (b) In the event the Directors decide that additional capital is required by the Company or that a lender requires the guaranty of one or more Members to provide a loan to the Company, which loan the Directors desire to obtain, all Members shall have the right (but not the obligation) to (i) provide their share (the "Share"), based upon a fraction, the numerator of which shall be the number of Units held by such Member and the denominator of which shall be the number of all Units of the Members making such contribution of the capital needed by the Company or (ii) guaranty not less than their Share to a lender ("Guaranty") or if the lender requires joint and/or several guaranties, to execute a cross indemnification agreement ("Indemnity") among the Members desiring to execute such guaranty, whereby each such Member is liable for its respective Share of the liability to the lender. In the event of any of the foregoing, the contribution of the Share or execution of the Guaranty or Indemnity shall constitute Additional Capital Contributions, and Units shall be issued to such Members making the Additional Capital Contributions based upon 1 Unit for each $1.00 provided as an Additional Capital Contribution, provided that in no event shall the Company issue more than 100,000 additional Units under this Section or under Article X. For purposes of this Section 6.2, the Initial Capital Contribution of the interest of all Members shall be deemed to be the cash contributions described in Exhibit "A".

         6.3. Member Loans. Any Member may, with the unanimous approval of the Directors, loan funds to the Company. The repayment terms and interest rate for such Member loans shall be those unanimously approved by the Directors; provided, however, such Member

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loan shall bear interest at commercially reasonable rates and will not exceed the prime rate of Bank One Indianapolis, N.A. or its successor, plus two percent ( 2 %).

                                  ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS

         7.1.     Allocations of Profits. Except as provided in Sections 7.3 and
7.4 hereof, Profits of the Company shall be allocated among the Members and Assignees in equal portions.

         7.2.     Allocation of Losses. Except as provided in Sections 7.3 and
7.4 hereof, Losses of the Company shall be allocated among the Members in equal portions.

         7.3. Special Allocations. The following special allocations shall be made in the following order.

                  (a) Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member and Assignee shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member and Assignee pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Except as otherwise provided in Section 1.704-1(i)(4) of the Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member and Assignee who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member and Assignee pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (c) If any Member or Assignee receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations that causes such Person to have an Adjusted Capital Account Deficit as of the end of any Fiscal Year or increases such Person's Adjusted Capital Account Deficit, gross income and gain shall be allocated to such Member or Assignee in an amount and manner sufficient to eliminate such deficit as quickly as possible in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations. Any such allocation of gross income or gain pursuant to this paragraph shall be in proportion to the amounts of the Adjusted Capital Account Deficits. This subsection is intended to constitute a "qualified income offset" within the meaning of Section 1.704(b)(2)(ii)(d) of the Regulations.

                  (d) Nonrecourse Deductions for any Fiscal Year shall be specially allocated in proportion to the Units.

                  (e) Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members or Assignees who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

                  (f) For income tax purposes, any item of income, gain, loss, deduction, or credit with respect to any property (other than money) that has been contributed by a Member or Assignee to the capital of the Company and which is required to be allocated to Members and Assignees for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution, shall be allocated to the Members and Assignees for income tax purposes in the manner required by Section 1.704-1(b)(2)(iv)(g) of the Regulations. If the Capital Accounts are required to be adjusted pursuant to Section 1.704-1(b)(2)(iv)(f) or (g) of the Regulations with respect to a revaluation of any asset of the Company, subsequent allocations of income, gain, loss, and deduction, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take account of any variation between the then existing adjusted basis of such asset for federal income tax purposes and the fair market value of such asset as required by Section 1.704-1(b)(2)(iv)(g) of the Regulations.

                  (g) Losses shall not be allocated to the extent that such allocation would cause a Member or Assignee to have an Adjusted Capital Account Deficit or would increase such Person's Adjusted Capital Account Deficit. Losses that are not allocated to a Member or Assignee by reason of the limitation in this subsection shall be allocated to the Members or Assignees to whom this limitation does not apply in proportion to their Units.

         7.4. Curative Allocations. The allocations set forth in Section 7.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the parties hereto that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section. Therefore, notwithstanding any other provision of this Article (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Capital Account balance is, to the extent possible, equal to the Capital Account balance such Person would have had if the Regulatory Allocations were not part of this Agreement. In exercising this discretion under this Section 7.4, the Directors shall obtain all of the Members' approval and take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.3.

         7.5. Distributions. Distributions shall be declared and made in intervals determined by the Directors. No Distributions may be declared or paid if, after giving effect thereto, either (a) the Company would not be able to pay its debts as they become due in the ordinary course of business; or (b) the fair market value of Company's total assets would be less than its total liabilities (including any amounts needed in connection with the winding-up of the Company to satisfy preferential rights superior to the rights of Members and Assignees to such Distribution). Distributions in anticipation of a Dissolution Event or subsequent to a Dissolution Event shall be made as provided in Section 12.3. All other Distributions shall be allocated among the Members in equal proportions. The Directors shall use diligent efforts to make distributions to the Members to satisfy substantially all of the Members' liability for income taxes resulting from Company's operations.

         7.6. Allocations and Distributions to New Members and Assignees. If Units are transferred or if additional Units are issued to a new Member during any Fiscal Year, Profits and Losses, or each item thereof, and all other items attributable to such Units for such Fiscal Year shall be allocated to the Assignee or the new or Substitute Member in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Directors. All Distributions declared on or before the date of a Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee. If a Transfer does not comply with the provisions of Article IX hereof, then all of such items shall be allocated to the Person who attempted to make the Transfer.

                                  ARTICLE VIII
                                      TAXES

         8.1. Method of Accounting For Tax Purposes. The records of the Company shall be maintained on the cash method of accounting for federal income tax purposes.

         8.2. Tax Matters Partner. Edward MacNeil shall be designated as the "tax matters partner" of the Company pursuant to Section 6231 (a)(7) of the Code. Such Officer shall take such actions as are necessary to cause each other Member and Assignee to become a "notice partner" within the meaning of Section 6223 of the Code. The Directors shall not take any action contemplated by Sections 6223 through 6229 of the Code without the prior written consent of a Majority-In-Interest of the Members.

                                   ARTICLE IX
                                TRANSFER OF UNITS

         9.1. General. Except as otherwise specifically provided herein, a Member or Assignee may not Transfer all or any part of such Person's Units, without the prior written consent of the Directors. Any purported Transfer of Units not in compliance with this Article IX shall be null and void.

         9.2.     Assignee Not A Substitute Member in Absence of Consent

                  (a) Except as otherwise expressly provided in this Article, a transferee of Units (including a third party who acquires Units pursuant to Section 9.3 hereof) shall be an Assignee and have no right to participate in the management of the business and affairs of the Company or to become a Substitute Member, unless a Majority-In-Interest of the remaining Members in their sole and absolute discretion, by written consent, approve the admission of the transferee as a Substitute Member; provided, however, that no consent shall be required if the transferee of the Units is a Member exercising the right of first refusal under Section 9.3.

                  (b) Upon the Transfer of all of a Member's Units which does not at the same time Transfer the balance of the rights associated with the Units (including, without limitation, the rights of the transferring Member to participate in the management of the business and affairs of the Company) to a Person who is not then a Member, the Company shall purchase from the transferring Member, and the transferring Member shall sell to the Company for a purchase price of $100.00, all remaining rights and interests retained by the transferring Member which immediately prior to such sale or gift were associated with the transferred Units.

                  (c) Any transfer of Units or admission of an Assignee as a Substitute Member in compliance with this Article IX shall be deemed effective as of the last day of the calendar month in which the Assignee or Substitute Member fully complies with Section 9.4.

         9.3.     Right of First Refusal.

                  (a) A Member or Assignee which desires to sell all or any portion of its Units to a third party shall first obtain from such third party a bona fide written offer to purchase such Units, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor (the "Offer"). The transferring Person shall give notice to the remaining Members of its intention to sell, furnishing a copy of the Offer.

                  (b) If the Member or Assignee desires to sell the Units, then the other Members, based on a prorata basis to the Units of the Members exercising their right, shall have the right to purchase all (but not less than all) of the Units proposed to be sold upon the same terms and conditions stated in the Offer from the selling Person by giving notice to the transferring Person of his/her intention to do so within forty-five (45) days after notice from the transferring Person. If the other Members fail to notify the transferring Person of an interest to exercise his/her right of first refusal within the forty-five (45) day period, then the right of first refusal for such Member with respect to the Offer shall terminate.

                  (c) If none of the Members exercise their right of first refusal, the transferring Person shall be entitled to consummate the proposed sale of its Units, provided that such sale is (i) on the same terms as the Offer and (ii) consummated within forty-five (45) days of the expiration of the last Member's right of first refusal. If the proposed sale is not consummated within the forty-five (45) day period, the Units shall continue to be subject to all provisions of this
         Article IX. In the event the remaining Members (or any one or more of the remaining Members) gives written notice to the transferring Person within forty-five (45) days after notice from the transferring Person of their intention to exercise their right of first refusal and to purchase all of the transferring Member's Units on the terms and conditions stated in the Offer, the remaining Members so purchasing the Units shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within sixty (60) days after receipt of the written notification to the transferring Person from the remaining Members of their intention to exercise their right of first refusal.

         9.4. Other Requirements for Effectiveness of Transfer. As a condition to recognizing the effectiveness of any proposed Transfer of Units or admission of an Assignee as a Substitute Member, the Directors or the remaining Members may unanimously agree to require the transferring Person and/or the proposed transferee, to execute such instruments of transfer, assignment, assignment and assumption and such other documents, and to perform all such other acts which the Directors or the remaining Members may deem necessary or desirable to:

                  (a) constitute such transferee, as an Assignee or a Substitute Member;

                  (b) confirm that the Person desiring to acquire Units, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Agreement, as the same may have been further amended (whether such Person is to be admitted as a Substitute Member or will merely be an Assignee);

                  (c) preserve, after the Transfer, the Company's status under the laws of each jurisdiction in which the Company is qualified, organized or does business;

                  (d) maintain the Company's classification as a partnership for federal income tax purposes; and

                  (e) assure compliance with any applicable state and federal laws including securities laws and regulations.

                                    ARTICLE X
                               ADDITIONAL MEMBERS

         From the date of the formation of the Company, any Person acceptable to all of the Members thereto may become a Member in this Company either by the issuance by the Company of Units for such consideration as all of the Members shall determine but subject to the provisions of Section 6.2, or as an approved transferee of a Member's Units or any portion thereof, subject to the terms and conditions of this Agreement.

                                   ARTICLE XI
                            DISSOCIATION OF A MEMBER

         11.1. Dissociation. A Person shall cease to be a Member upon the happening of any of the following events:

                  (a)      the withdrawal of a Member;

                  (b)      a Member becoming a Bankrupt Member;

                  (c) in the case of a Member who is a natural person, the death of the Member;

                  (d) in the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

                  (e) in the case of a Member that is an organization other than a corporation, the dissolution and commencement of winding up of the separate organization;

                  (f) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or

                  (g) in the case of a Member that is an estate, the distribution by the fiduciary of the estate's Units.

         11.2. Rights of Dissociating Member. In the event any Member dissociates prior to the dissolution and winding up of the Company:

                  (a) if the Dissociation causes a dissolution and winding up of the Company under Article XII hereof, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any Distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the Dissolution and winding up; and

                  (b) if the Dissociation does not cause a dissolution and winding up of the Company under Article XII hereof, the dissociated Person shall thereafter hold Units as an Assignee.

         11.3. Notice to Remaining Members. In the event any Member dissociates, the Directors shall promptly give notice of the Dissociation to the remaining Members. If the Directors fail to give such notice to the remaining Members, any Member may give notice of the Dissociation to the remaining Members.

                                   ARTICLE XII
                           DISSOLUTION AND WINDING UP

         12.1. Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

                  (a) at the time or on the occurrence of events specified in this Operating Agreement;

                  (b) the written consent of the Directors and a majority in interest of the Members;

                  (c) when the Company is required to be dissolved under applicable law; provided, however, that the Company shall not dissolve upon the death of the last Member if the personal representative of that Member shall within ninety (90) days of the Member's death elect to cause the Company to be continued and shall designate a person to serve as successor Member in accordance with applicable law; or

                  (d) a decree of judicial dissolution is entered pursuant to I.C. 23-18-9-2.

         12.2. Effect of Dissolution. Upon dissolution, the existence of the Company shall continue, but the Members shall wind up all of the Company's affairs and proceed to liquidate all of the Company's assets as promptly as is consistent with obtaining their fair value.

         12.3. Distribution of Assets on Dissolution. Upon the winding up of the Company, the Company property shall be distributed:

                  (a) to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company;

                  (b) to the Members who are admitted following the date of this Agreement in the amount of their Initial Capital Contributions less any distributions paid to such Members;

                  (c) to Members and Assignees in proportion to the Units owned. Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year or, if later, within 90 days after the date of liquidation. Such Distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as determined by all of the Members.

         12.4. Winding Up and Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State for filing. The certificate of dissolution shall set forth the information required by the Act.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.1. General. The Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that it is or was a Member of the Company, or who, while a Member of the Company, is or was serving at the request of the Company as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred in accordance with such action, suit or proceeding, if such Member acted in good faith and in a manner reasonably believed by such Member to have been, in the case of conduct taken as a Member, in the best interest of the Company and in all other cases, not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, either such Person had reasonable cause to believe such conduct was lawful or no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not meet the prescribed standard of conduct. The Company may also, with the consent of all of the Members, indemnify any Assignee or employee or agent of the Company who is not a Member in the manner and to the extent that it shall indemnify Members pursuant to this Section.

         13.2. Authorization. To the extent that a Member has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 13.1, or in the defense of any claim, issue or matter therein, the Company shall indemnify such Person against expenses (including counsel fees) actually and reasonably incurred by such Person in connection therewith. Any other indemnification under Section 13.1 shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the Member, employee or agent is permissible in the circumstances because such Person has met the applicable standard of conduct. Such determination may be made by either: (a) a Majority-In-Interest of the Members who are not at the time parties to such action, suit or proceeding; or
(b) a third party designated by a Majority-In-Interest of the Members.

         13.3. Reliance on Information. For purposes of any determination under Section 13.1, a Person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 13.1 if the action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more Members or employees of the Company or another enterprise whom the Person reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, appraisers or other persons as to matters reasonably believed to be within such person's professional or expert competence unless the person seeking indemnification knew or should have known that the report, opinion or statement was based upon information that was materially misleading or the professional issuing the report, opinion or statement did not have knowledge of the material facts necessary for the report, opinion or statement to be accurate; or (c) the board of directors or other governing body of another enterprise. The term "another enterprise" as used in this Section 13.3 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Company as a director, officer, partner, member, trustee, employee or agent. The provisions of this Section 13.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 13.1.

         13.4. Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in
Section 13.2, upon receipt of a written affirmation of the Member, employee or agent's good faith belief that such Person has met the standard of conduct described in Section 13.1 and upon receipt of a written undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person did not meet the standard of conduct, and a determination is made that the facts then known to those making the determination shall not preclude indemnification under this Article.

         13.5. Non-Exclusive Provisions; Vesting. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a Person seeking indemnification may be entitled. The right of any Person to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 13.1 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

         13.6. Definitions. For purposes of this Article, serving an employee benefit plan at the request of the Company shall include any service as a director, officer, employee or agent of an entity which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A Person who acted in good faith and in a manner reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Company" referred to in this Article. For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

                                   ARTICLE XIV
                                      RISKS

         14.1. General Risk. Ownership, development and management of real estate is highly competitive and involves numerous risks, including those described in this Article 15. The inclusion of the risk described herein does not imply that there are no other substantial risks incident to an investment in the Units. Sale of the Company or a transfer of the assets of the Company may be subject to significant legal, contractual and/or practical restrictions. This Company has not been in business and is commonly known as a "start up" company. There can be no assurance that the Company will be successful.

         14.2. No Assurance of Company Appreciation or Company Profits. There is no assurance that the Company will operate at a profit, will appreciate in value or can be sold at a profit. The marketability and value of the Company will depend upon many factors beyond the control of the Directors. Since investments in "start up" companies are generally speculative, there is no assurance that there will be a market for sale of the Company.

         14.3. Lack of Operating Historv/Reliance on Management. The Company is a new business entity with no prior operating experience or history. All decisions with respect to the management of the Company will be made by the unanimous agreement of the Directors except as otherwise provided in Article 4 of this Agreement. The success of the Company will, to a large extent, depend upon the ability of the Directors to supervise, manage and operate the Company.

         14.4. Conflicts of Interest. The interest of all Members, may be inconsistent in some respects with the interest of the Directors notwithstanding the fact that the Directors may have a fiduciary obligation to the Company and the Members.

         14.5. Limitation on Directors' Liability. The Directors may be accountable to the Members as fiduciaries, and if so, are required to exercise good faith and integrity in handling Company affairs. This Agreement provides that the Directors shall not be liable to the Members or the Company for any loss or liability incurred under certain conditions in connection with the Company's affairs, so long as such loss or liability does not result from misconduct or negligence. Accordingly, a Member may have a more limited right of action against the Directors than the Member would have absent these provisions in this Agreement.

         14.6. Restrictions on Transfers of Units. Transferability of the Units in the Company is severely restricted and limited. Units may be acquired for investment purposes only and not with a view to or for resale in connection with any distribution thereof. The Units will not be registered under the Securities Act of 1933 for resale or public sale, in reliance upon an exemption therefrom, which depends in part upon the investment intent of the Members. The Company has no present intention of registering the Units in the future. Members will not have the right to withdraw their Initial Capital Contributions from the Company or to receive the return of all or any part of their Initial Capital Contributions, except upon a sale of the Company, and then only pursuant to the terms of this Agreement.

         14.7. Absence of Market for Company Units. In addition to security laws and contractual restrictions on transfers, it is not anticipated that there will be a market for resale of Units in the Company. No Member may withdraw from the Company without the written approval of the Directors. Accordingly, a Member may not be able to sell or otherwise dispose of such Member's interest in the Company. However, if a Member would be able to sell such Member's interest in the Company, it may be that such member would receive less than the amount of such Member's Initial Capital Contribution and would also likely suffer adverse tax consequences.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

         15.1. Entire Agreement. This Agreement and the Articles represent the entire agreement among all the Members.

         15.2. Amendment or Modification of this Agreement. This Agreement may be amended or modified from time to time only by a written instrument approved by all of the Members.

         15.3. No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership or a limited partnership. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

         15.4. Rights of Creditors and Third Parties under this Agreement. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         15.5. Notice. All notices required or permitted by this Agreement shall be in writing. Notice to the Company shall be given to its principal office or personally delivered to Directors or other custodian of the Company's records. Notice to a Member or Assignee shall be given or personally delivered to the Member or Assignee at the address reflected in the Company's records unless such Member or Assignee has notified the Company in writing of a different address.

         15.6. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of any provision of this Agreement.

         15.7. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

         15.8. Number and Gender. All provisions and references to gender shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         15.9. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors and assigns.

         15.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all such parties executed the same document. All such counterparts shall constitute one agreement.

         15.11. Indiana Law Controlling. The laws of the State of Indiana, including the Act, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

                                   ARTICLE XVI
                                   DEFINITIONS

         For purposes of this Agreement, unless the context clearly indirares otherwise, the following terms shall have the following meanings:

         "Act" means the Indiana Business Flexibility Act, Ind. Code ' 23-18-1-1, et seq., and all amendments to the Act.

         "Additional Capital Contribution" means a Capital Contribution required pursuant to Section 6.2 hereof.

         "Adjusted Capital Account Deficit" of a Member or Assignee means the deficit balance, if any, in a Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) Increase such Capital Account by any amounts which such Person is obligated to restore to the Company pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to the next to the last sentence of Section 1.704-2(g)(1) of the Regulations or the next to the last sentence of
         Section 1.704-2(i)(5) of the Regulations; and

                  (ii) Decrease such Capital Account by the amount of the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

                  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section
         1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Agreement" means this Operating Agreement as amended from time to time.

         "Articles" means the Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Indiana Secretary of State pursuant to the Act.

         "Assignee" means an assignee of Units who has not been admitted as a Substitute Member.

         "Bankrupt Member" means a Member who: (i) has become the subject of a decree or order for relief under any bankruptcy, insolvency or similar law affecting creditors' rights now existing or hereafter in effect; or (ii) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation, arrangement, composition, readjustment, dissolution, or similar relief.

         "Capital Account" means the amount of cash and fair market value of property (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the
Code) that a Member or Assignee has contributed to the Company as Capital Contributions pursuant to Article VI hereof, adjusted as follows:

                  (i) The Capital Account shall be increased by all Profits allocated to such Person pursuant to Article VII hereof.

                  (ii) The Capital Account shall be decreased by (a) the amount of cash and the fair market value of all property distributed to such Person by the Company (net of liabilities securing such distributed property that such Person is considered to assume or take subject to under Section 752 of the Code) and (b) all Losses allocated to such Person pursuant to Article VII hereof.

                  (iii) The Capital Account shall be credited in the case of an increase or debited in the case of a decrease to reflect such Person's allocable share of any adjustment to the adjusted basis of Company assets pursuant to Section 734(b) of the Code to the extent provided by Section 1.704-1(b)(2)(iv)(m) of the Regulations.

                  (iv) The Capital Account shall be adjusted in any other manner required by Section 1.704-1(b)(2)(iv) of the Regulations or otherwise, in order to be deemed properly maintained for federal income tax purposes.

                  (v)      Capital Accounts shall not bear interest.

                  (vi) The transferee of Units shall succeed to the Capital Account attributable to the Units transferred.

         "Capital Contribution" means any contribution of property or services to the Company made by or on behalf of a Member or Assignee pursuant to Article VI hereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means the obligations of a Member or Assignee to make a Capital Contribution or Additional Capital Contribution.

         "Company" means the limited liability company organized pursuant to the Articles and this Agreement, and any successor limited liability company.

         "Company Liability" means any enforceable debt or obligation for which the Company is liable or which is secured by any Company property.

         "Company Minimum Gain" means the aggregate amounts of gain which would be realized by the Company if it disposed of all property subject to Nonrecourse Liabilities in full satisfaction of such liabilities. Such amounts shall be calculated as described in Section 1.704-2(d)(1) of the Regulations.

         "Contributing Members" means those Members making contributions as a result of the failure of a Delinquent Member to fulfill a Commitment as described in Article VI hereof.

         "Delinquent Member" means a Member or Assignee who has failed to meet the Commitment of that Member or Assignee.

         "Directors" means the Persons designated pursuant to Article IV hereof.

         "Distribution" means a transfer of property to a Member or Assignee on account of Units as described in Article VII hereof.

         "Dissociation" means any action which causes a Person to cease being a Member as described in Article XI hereof.

         "Dissolution Event" means an event, the occurrence of which will result in the dissolution of the Company under Article XII hereof.

         "Fiscal Year" means the taxable year of the Company.

         "Majority-In-Interest" means, at any given time, Members (or, if the context expressly designates a smaller group of Members, such group of Members) holding in the aggregate more than fifty percent (50%) of the outstanding Units held by all such Members.

         "Member" means any Person (i) who has signed this Agreement as a Member or who is hereafter admitted as a Member of the Company pursuant to this Agreement and (ii) who holds Units in the Company.

         "Member Nonrecourse Debt" has the meaning set forth in Section 1.7042(b)(4) of the Regulations.

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

         "Member Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations.

         "Nonrecourse Liability" means any Company Liability (or portion thereof) for which no Member or Assignee bears the economic risk of loss as determined in accordance with Sections 1.704-2(b)(3) and 1.752-1(a)(2) of the Regulations (without regard to whether those Sections apply to such liability).

         "Person" means a natural person, trust, estate, partnership, limited liability company or any incorporated or unincorporated organization.

         "Prime Rate" means that interest rate per annum announced from time to time by a lender selected by agreement of the Directors at the time any loan by a Member is made to the Company as its "prime rate". The Prime Rate shall automatically and immediately change from time to time, effective as of the effective date of each change in the prime rate of the lender. If the lender selected by the Directors should cease to exist, the Directors shall designate a successor lender.

         "Profits" and "Losses" for any Fiscal Year means the net income or net loss of the Company for such Fiscal Year or fraction thereof, as determined for federal income tax purposes in accordance with the accounting method used by the Company for federal income tax purposes adjusted as follows:

                  (i) Tax-exempt income as described in Section 705(a)(1)(B) of the Code realized by the Company during such fiscal year shall be taken into account as if it were taxable income;

                  (ii) Expenditures of the Company described in Section 705(a)(2)(B) of the Code for such year, including items treated under
         Section 1.704-1(b)(2)(iv)(i) of the Regulations as items described in
         Section 705(a)(2)(B) of the Code, shall be taken into account as if they were deductible items;

                  (iii) Items that are specially allocated under Section 7.3(f) shall not be taken into account;

                  (iv) With respect to property (other than money) which has been contributed to the capital of the Company, Profit and Loss shall be computed in accordance with the provisions of Section 1.704-1(b)(2)(iv)(g) of the Regulations by computing depreciation, amortization, gain or loss upon the fair market value of such property on the books of the Company;

                  (v) With respect to any property of the Company which has been revalued as required or permitted by the Regulations under Section 704(b) of the Code, Profit or Loss shall be determined based upon the fair market value of such property as determined in such revaluation;

                  (vi) The difference between the adjusted basis for federal income tax purposes and the fair market value of any asset of the Company shall be treated as gain or loss from the disposition of such asset in the event (i) any new or existing Member acquires an additional interest in the Company in exchange for a contribution to the capital of the Company; or (ii) such asset of the Company is distributed to a Member pursuant to Section 7.5 or as consideration for a reduction of such Member's interest in the Company or in liquidation of such interest as defined in Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

                  (vii) Interest paid on loans made to the Company by a Member and salaries, fees and other compensation paid to any Member shall be deducted in computing Profit and Loss.

         "Regulations" except where the context indicates otherwise, means the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be changed from time to time.

         "Substitute Member" means an Assignee who has been admitted as a Member.

         "Transfer" means any transfer, sale, gift, assignment, pledge, granting of a security interest or other disposition, including any disposition by operation of law.

         "Unit" means an interest of a Member or Assignee in the Profits, Losses and Distributions of the company as determined in accordance with this Agreement. As of the date of this Agreement, the company has 1,000 Units outstanding. The number of Units initially issued to each Member in exchange for their Initial Capital Contribution is set forth on Exhibit A which shall be amended in the event that the Company issues additional Units or acquires any outstanding Units.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                        IMAX U.S.A. INC., a Delaware corporation

                                        By: /s/ G. Mary Ruby
                                        ---------------------
                                        Printed: G. Mary Ruby
                                        Title: Secretary

                                        By: /s/ Robert D. Lister
                                        -------------------------
                                        Printed: Robert D. Lister
                                        Title: Vice President

                                    EXHIBIT A

                      Initial Capital
     Member        Contribution and Value   Membership Units
----------------   ----------------------   ----------------
IMAX U.S.A. Inc.          $ 1,000                1,000